UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 East Raintree Drive Suite 300 Scottsdale, Arizona		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 480-642-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

    As previously disclosed, Hypercom Corporation (“Hypercom” or the “Company”),  in connection with the credit agreement dated February 13, 2008 between the Company and Francisco Partners II, L.P. (“FP II”), granted FP Hypercom Holdco, LLC, an affiliate of FP II (the “Holder”), a warrant to purchase shares of Hypercom common stock (the “Warrant”). The Company issued the Warrant on April 1, 2008, pursuant to which the Holder may purchase up to 10,544,000 shares of Hypercom common stock at an exercise price of $5.00 per share. The Warrant contains a cashless exercise provision, is exercisable at any time at the discretion of the Holder, and expires five years from the date of issuance. The foregoing description of the Warrant is qualified in its entirety by reference to the complete terms and conditions of the Warrant, a copy of which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 2, 2008, and is incorporated by reference into this Item 3.02.

    On March 18, 2011, the Holder provided the Company with notice of election to exercise the Warrant in full on a cashless basis. By exercising on a cashless basis, the Holder authorizes the Company to withhold from issuance such number of shares of common stock that would otherwise be issuable upon such exercise of the Warrant that, when multiplied by the market price of the common stock as of the date immediately preceding the date of the notice of exercise, is equal to the aggregate exercise price. Due to such cashless exercise, the number of shares of common stock that would otherwise have been issuable upon the exercise of the Warrant was reduced by 4,620,508, an aggregate value of $52,719,996 as of the date immediately preceding the date of the notice of exercise. Accordingly, the Company issued 5,923,492 shares of its common stock to the Holder upon such exercise. All 10,544,000 shares issuable under the exercised Warrant have been extinguished in full. The issuance of Hypercom common stock upon exercise of the Warrant described herein was exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because the transaction does not involve a public offering. The resale by the Holder of the shares issued under the Warrant is covered by an effective Registration Statement on Form S-3, including amendments thereto, filed with the Securities and Exchange Commission on May 16, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2011      HYPERCOM CORPORATION

                /s/ Douglas J. Reich
                Douglas J. Reich
                Senior Vice President, General Counsel, Chief Compliance Officer and Secretary